Exhibit 10.4

GUESS?, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT 2013-I

The following sentence is added at the end of the definition of “Compensation” set forth in Section 1.13 of the Guess?, Inc. Supplemental Executive Retirement Plan:

“Notwithstanding anything to the contrary herein, the maximum amount of Compensation for Paul Marciano for any year following 2013 that shall be taken into account for purposes of this Plan is $6.25 million.”

IN WITNESS WHEREOF, this Amendment is hereby adopted effective as of July 11, 2013.

GUESS?, INC.

/s/ Nigel Kershaw
Print Name: Nigel Kershaw
Title: Interim Chief Financial Officer